Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Class A Common Stock

of

BBX CAPITAL CORPORATION

at $20.00 Net Per Share

to

BFC FINANCIAL CORPORATION

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 24, 2015, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares in the Offer but your certificates for the Shares cannot be delivered to the Depositary by the Expiration Date, you cannot comply with the procedure for book-entry transfer by the Expiration Date or your other required documents cannot be delivered to the Depositary by the Expiration Date.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, properly completed and duly executed, may be delivered to the Depositary by overnight courier, transmitted by facsimile or sent by mail. See “The Offer - Section 4” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

By Facsimile Transmission:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

Facsimile: (617) 360-6810

Confirm Facsimile by Telephone: (781) 575-2332

(This number is ONLY for a confirmation of a fax; for information about the Offer, please contact Georgeson at (877) 507-1756)

By Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THE NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THE NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must deliver to the Depositary the Letter of Transmittal or an Agent’s Message (as defined in “The Offer -Section 4” of the Offer to Purchase) and all other required documentation to tender the Shares within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to BFC Financial Corporation, a Florida corporation (“BFC”), upon the terms and subject to the conditions set forth in BFC’s Offer to Purchase, dated March 20, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (which, as it may be amended or supplemented from time to time and together the Offer to Purchase, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class A Common Stock, par value $0.01 per share, together with the associated preferred share purchase rights (the “Shares”), of BBX Capital Corporation, an Florida corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares to be tendered:

Certificate No(s) (if available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

Check the following box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Address(es):

Area Code and Telephone No(s):

Dated: _________________, 2015

Signature(s) of Holder(s):

(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule I7Ad-15 under the Securities Exchange Act of 1934, a amended (the “Exchange Act”), (a) represents that the above-named person(s) has (have) a net long position in the Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act; (b) represents that the tender of Shares hereby complies with Rule 14e-4 under the Exchange Act; and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depositary Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in “The Offer - Section 4” of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

X
Name of Eligible Institution Guaranteeing Delivery		Authorized Signature

Address		Name (Print Name)

Zip Code		Title

(Area Code) Telephone No.		Dated: ________________, 2015

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.